                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                       OF

                         PROSOFT I-NET SOLUTIONS, INC.
                                (April 8, 1997)

                               TABLE OF CONTENTS
                               -----------------

                                                             Page
                                                             ----
ARTICLE I - IDENTIFICATION..................................  1
     Section 1.1  NAME......................................  1
     Section 1.2  REGISTERED OFFICE AND RESIDENT AGENT......  1
     Section 1.3  OTHER OFFICES.............................  1
     Section 1.4  SEAL......................................  1
     Section 1.5  FISCAL YEAR...............................  1

ARTICLE II - STOCK..........................................  1
     Section 2.1  CONSIDERATION FOR SHARES..................  1
     Section 2.2  PAYMENT FOR SHARES........................  1
     Section 2.3  CERTIFICATES REPRESENTING SHARES..........  2
     Section 2.4  TRANSFER OF SHARES........................  2
     Section 2.5  REGULATIONS...............................  2

ARTICLE III - STOCKHOLDERS..................................  2
     Section 3.1  PLACE OF STOCKHOLDERS' MEETINGS...........  2
     Section 3.2  ANNUAL STOCKHOLDERS' MEETING..............  2
     Section 3.3  SPECIAL STOCKHOLDERS' MEETINGS............  2
     Section 3.4  BUSINESS AT STOCKHOLDERS' MEETINGS........  3
     Section 3.5  NOTICE OF STOCKHOLDERS' MEETINGS..........  4
     Section 3.6  STOCKHOLDER QUORUM........................  4
     Section 3.7  ADJOURNED STOCKHOLDERS' MEETINGS..........  4
     Section 3.8  ENTRY OF NOTICE...........................  4
     Section 3.9  VOTING....................................  4
     Section 3.10 CONSENT OF ABSENTEES......................  5
     Section 3.11 STOCKHOLDER ACTION WITHOUT MEETING........  5
     Section 3.12 PROXIES...................................  5
     Section 3.13 DEFINITION OF "STOCKHOLDER"...............  5

ARTICLE IV - BOARD OF DIRECTORS.............................  6
     Section 4.1  NUMBER; TERM; ELECTION....................  6
     Section 4.2  NOMINATIONS...............................  7
     Section 4.3  VACANCIES.................................  8
     Section 4.4  ANNUAL MEETING............................  8
     Section 4.5  REGULAR MEETINGS..........................  9
     Section 4.6  OTHER MEETINGS............................  9
     Section 4.7  NOTICE OF ADJOURNED MEETINGS..............  9
     Section 4.8  ENTRY OF NOTICE...........................  9
     Section 4.9  WAIVER OF NOTICE..........................  9
     Section 4.10 QUORUM.................................... 10
     Section 4.11 PARTICIPATION IN MEETINGS BY TELEPHONE.... 10

     Section 4.12 ADJOURNMENT............................... 10
     Section 4.13 ACTION WITHOUT MEETING.................... 10
     Section 4.14 FEES AND COMPENSATION..................... 10
     Section 4.15 LIMITATION OF LIABILITY................... 10
     Section 4.16 INDEMNIFICATION; ADVANCEMENT OF EXPENSES.. 11
     Section 4.17 INDEMNIFICATION OF EMPLOYEES AND AGENTS... 11
     Section 4.18 INSURANCE................................. 11
     Section 4.19 POWERS OF DIRECTORS....................... 12
     Section 4.20 COMMITTEES................................ 12

ARTICLE V - OFFICERS........................................ 12
     Section 5.1  OFFICERS.................................. 12
     Section 5.2  ELECTION.................................. 12
     Section 5.3  SUBORDINATE OFFICERS...................... 12
     Section 5.4  REMOVAL AND RESIGNATION................... 12
     Section 5.5  VACANCIES................................. 13
     Section 5.6  CHAIRMAN OF THE BOARD OF DIRECTORS........ 13
     Section 5.7  CHIEF EXECUTIVE OFFICER................... 13
     Section 5.8  PRESIDENT................................. 13
     Section 5.9  VICE PRESIDENTS........................... 13
     Section 5.10 SECRETARY................................. 14
     Section 5.11 ASSISTANT SECRETARIES..................... 14
     Section 5.12 CHIEF FINANCIAL OFFICER................... 14
     Section 5.13 TREASURER................................. 15
     Section 5.14 ASSISTANT TREASURERS...................... 15
     Section 5.15 CORPORATE BANK ACCOUNTS................... 15
     Section 5.16 TRANSFERS OF AUTHORITY.................... 15

ARTICLE VI - MISCELLANEOUS.................................. 15
     Section 6.1  RECORD DATE AND CLOSING STOCK BOOKS....... 15
     Section 6.2  INSPECTION OF CORPORATE RECORDS........... 16
     Section 6.3  CHECKS, DRAFTS, ETC....................... 16
     Section 6.4  CONTRACTS, ETC., HOW EXECUTED............. 16
     Section 6.5  LOST CERTIFICATES OF STOCK................ 16
     Section 6.6  REPRESENTATION OF SHARES.................. 17
     Section 6.7  INSPECTION OF BYLAWS...................... 17

ARTICLE VII - AMENDMENTS.................................... 17
     Section 7.1  POWER OF STOCKHOLDERS..................... 17
     Section 7.2  POWER OF DIRECTORS........................ 17

                          AMENDED AND RESTATED BYLAWS
                                      OF
                         PROSOFT I-NET SOLUTIONS, INC.

                                   ARTICLE I
                                IDENTIFICATION

     Section 1.1 NAME. The name of the Corporation is Prosoft I-Net Solutions, Inc.

     Section 1.2 REGISTERED OFFICE AND RESIDENT AGENT. The address of its registered office in Nevada is 3263 Howard Hughes Parkway, Suite 350, Las Vegas, Nevada 89109.

     Section 1.3 OTHER OFFICES. The principal executive office of the Corporation shall be established by the Board of Directors and branch or subordinate offices may be established by the Board of Directors.

     Section 1.4 SEAL. The seal of the Corporation will be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. The use of the seal is not necessary on any corporate document and its use or nonuse shall not in any way affect the legality of the document.

     Section 1.5 FISCAL YEAR. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.


                                  ARTICLE II
                                     STOCK

     Section 2.1 CONSIDERATION FOR SHARES. The shares of stock may be issued or such consideration, expressed in dollars, as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors.

     Section 2.2 PAYMENT FOR SHARES. The consideration for the issuance of shares may be paid, in whole or in part, in the form of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable. The judgment of the Board of Directors as to the adequacy of the consideration received for shares shall be conclusive in the absence of actual fraud in the transaction. The Corporation may place in escrow shares issued for a contract for further services or benefits or a promissory note, or make any other arrangement to restrict the transfer of the shares.

     Section 2.3 CERTIFICATES REPRESENTING SHARES. Each holder of stock is entitled to a certificate in such form as may be required by applicable law signed by the Chairman of the Board of Directors, Chief Executive Officer, or President (or a vice president), and the Secretary (or an assistant secretary), certifying the number of shares owned by the stockholder in the Corporation.

     In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be an officer or officers of the Corporation, ether because of death, resignation or otherwise, before the certificate or certificates shall have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

     Section 2.4 TRANSFER OF SHARES. Transfers of shares shall be made only upon the stock transfer books of the Corporation kept in an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

     Section 2.5 REGULATIONS. The issue, transfer, conversion and registration of stock shall be governed by such other regulations as the Board Directors may establish.


                                  ARTICLE III
                                  STOCKHOLDERS

     Section 3.1 PLACE OF STOCKHOLDERS' MEETINGS. Meetings of the Corporation shall be held at the principal executive office of the Corporation, or at such other place as may be designated by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors.

     Section 3.2 ANNUAL STOCKHOLDERS' MEETING. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors shall fix for the purposes of electing directors and transacting such other business as may properly be brought before the meeting.

     Section 3.3 SPECIAL STOCKHOLDERS' MEETINGS. Subject to the Corporation's Articles of Incorporation, special meetings of the stockholders may be called by the Board of Directors, or by one or more stockholders holding not less than ten percent (10%) of shares entitled to vote at the meeting and shall be held on such date and at such time as shall be fixed by resolution. Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the officer shall cause notice to be given to each registered stockholder entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) days nor more than sixty (60) days after receipt of the request.

     Section 3.4 BUSINESS AT STOCKHOLDERS' MEETINGS. Except as otherwise provided by law (including but not limited to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto) or in these Bylaws, the business which shall be conducted at any meeting of the stockholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) have been specified in a written notice given to the Secretary of the Corporation by or on behalf of any stockholder who shall have been a stockholder of record on the record date of such meeting and who shall continue to be entitled to vote thereat and who is in continuing compliance with the requirements of Rule 14a-8 (the "Stockholder's Notice"), in accordance with all of the following requirements:

          (1) Each Stockholder's Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation:

               (a) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than one hundred twenty (120) calendar days in advance of the anniversary date of the Corporation's proxy statement for the previous year's annual stockholder's meeting nor more than one hundred fifty (150) days prior to such anniversary date; and

               (b) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

          (2) Each such Stockholder's Notice must set forth each of the following:

               (a) the name and address of the stockholder who intends to bring the business before the meeting:

               (b) the general nature of the business which he or she seeks to bring before the meeting; and

               (c) a representation that the stockholder is a holder of record of shares of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

     The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a stockholder not made in compliance with the foregoing procedure.

     Section 3.5 NOTICE OF STOCKHOLDERS' MEETINGS. Written notice stating the place, day and hour of a meeting of stockholders and the purpose for which the meeting is called must be delivered not less than ten (10) days, nor more than sixty (60) days before the date of the meeting, either personally, or by mail, or by means of written communication, charges prepaid, signed by the President (or any vice-president) or the Secretary (or any assistant secretary) to each registered stockholder entitled to vote at the meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the stock transfer books of the Corporation. It is not required that the notice be published in any newspaper. Waiver by a stockholder in writing of notice of a meeting is equivalent to giving notice. Attendance by a stockholder, without objection to the notice, whether in person or by proxy, at a meeting is a waiver of notice of the meeting.

     Section 3.6 STOCKHOLDER QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, is a quorum at a meeting of stockholders, unless or except to the extent that the presence of a larger number may be required by law. Where separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 3.7 ADJOURNED STOCKHOLDERS' MEETINGS. Any meeting of stockholders, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any meeting of stockholders.

     When any meeting of stockholders, whether annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. As to any adjournment of less than (30) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken.

     Section 3.8 ENTRY OF NOTICE. An entry in the minutes of any meeting of stockholders, whether annual or special, to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the meeting was given to all stockholders as required by law and these bylaws.

     Section 3.9 VOTING. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock registry of the Corporation (a) on the day prior to any meeting of stockholders, or (b) if a record date for voting purposes is fixed as provided in Article VI, Section 6.1, of these Bylaws, then on that record date, shall be entitled to vote at the meeting. Voting shall be by ballots, each of which shall state the stockholder's name or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make written report thereof. Each vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     Except as otherwise provided by law or by an express provision of the Articles of Incorporation, or by an express provision of any Directors' Resolution for a series of Preferred Stock, each full share is entitled to one vote and, when a quorum is present at the commencement of any meeting of stockholders, the vote of the holders of a majority of the shares entitled to vote present, in person or by proxy, shall decide any question brought before the meeting of stockholders. Fractional shares shall not be entitled to any voting rights whatsoever.

     Section 3.10 CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, whether annual or special, and however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof, all such waivers, consents or approvals shall be filed with the Secretary or be made a part of the minutes of the meeting.

     Section 3.11 STOCKHOLDER ACTION WITHOUT MEETING. Except for actions taken by the unanimous written consent of the stockholders, all action taken by the stockholders, including but not limited to the election and removal of directors, voting on stockholder issues, consents, approvals and ratifications, must be taken at a duly called, noticed and held meeting of the stockholders and no such action may be taken without a meeting.

     Section 3.12 PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the person or by the person's duly authorized agent and filed with the Secretary of the Corporation; provided, that no proxy shall be valid after the expiration of six (6) months from the date of its execution unless the person executing it specified therein the length of time for which the proxy is to continue in force, which in no event all exceed seven (7) years from the date of its execution.

     Section 3.13 DEFINITION OF "STOCKHOLDER". As used in these Bylaws, the term "stockholder," and any term of like import, shall include all persons entitled to vote the shares held by a stockholder, unless the context in which the term is used indicates that a different meaning is intended.

                                  ARTICLE IV
                              BOARD OF DIRECTORS

     Section 4.1 NUMBER; TERM; ELECTION. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancy in a previously authorized directorship at the time any such resolution is presented to the Board of Directors for adoption) but the number shall be not less than three (3) nor more than twenty-five (25).

     If a vacancy occurs on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by the Board of Directors. All directors shall continue in office until the election and qualification of their respective successors in office. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     Effective at the first annual meeting of stockholders held after September 25, 1996 (the "Initial Meeting"), the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual stockholders meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the first annual meeting held after the Initial Meeting, the directors first elected to Class II shall serve for a term ending at the second annual meeting held after the Initial Meeting, and the directors first elected to Class III shall serve for a term ending at the third annual meeting held after the Initial Meeting.

     At each annual election held after the Initial Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or earlier death, resignation or removal. If any newly created directorship or vacancy on the Board, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

     Section 4.2 NOMINATIONS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by any Nominating Committee or person appointed by the Board of Directors; nominations may also be made by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nomination, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's nominating notice shall be delivered to or mailed and received at the principal executive office of the Corporation addressed to the attention of the Secretary of the Corporation not less than thirty-five (35) days prior to the meeting or the date the stockholders are first solicited for their consents as the case may be; provided, however, that, in the case of an annual meeting and in the event that less than fifty (50) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the earlier of (a) the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two (2) days prior to the date of the meeting.

     Such stockholder's nominating notice to the Secretary shall set forth

          (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, each of the following:

               (a) the name, age, business address and residence address of the person;

               (b) the principal occupation or employment of the person;

               (c) the class and number of shares of stock which are beneficially owned by the person;

               (d) a statement as to the person's citizenship; and

               (e) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Action of 1934, as amended, and the rules and regulations promulgated thereunder; and

          (2) as to the stockholder giving the notice, each of the following:

               (a) the name and record address of the stockholder giving the notice;

               (b) the name and record address of the stockholder; and

               (c) the class, series and number of shares of stock which are beneficially owned by the stockholder.

     The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     In connection with any annual meeting, the Chairman of the Board of Directors or the Chief Executive Officer or such officer presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination shall be disregarded.

     Section 4.3 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors was present, or a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law.

     The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the Board of Directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term office.

     Section 4.4 ANNUAL MEETING. Immediately after the annual meeting of the stockholders, at the same place as the meeting of the stockholders or such other place as may be provided in a notice thereof, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the place of the meeting of the stockholders, in which case notice of the place of the meeting shall be given as provided in
Section 4.6.

     Section 4.5 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the times and places within or without the State Nevada as may be designated from time to time by resolution of the Board Directors or by written consent of all members of the Board of Directors. No notice of any kind to members of the Board of Directors for these regular meetings shall be necessary unless the meeting is to be held at a place other than the principal executive office of the Corporation, in which case notice of the place of the meeting shall be given as provided in Section 4.6.

     Section 4.6 OTHER MEETINGS. Other meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the Chairman the Board of Directors, Chief Executive Officer, President or, if any of the above listed officers is absent or unable or refuses to act, by any vice president or by any two (2) directors. The other meetings may be held at any place within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all directors.

     Written notice of the time and place of other meetings shall be delivered personally to each director or sent to each director by mail or other form of written communication, charges prepaid, addressed to the director at the director's address as it is shown upon the records of the Corporation or, if it is not so shown on the Corporation's records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case the notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the Corporation is located at least three (3) days prior to the time of the holding of the meeting. In case the notice is delivered personally, it shall be so delivered at least three (3) days prior to the time of the holding of the meeting. The mailing, telegraphing or delivery as above provided shall constitute due, legal and personal notice to the director.

     Section 4.7 NOTICE OF ADJOURNED MEETINGS. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 4.8 ENTRY OF NOTICE. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to all directors as required by law and by these Bylaws.

     Section 4.9 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be a part of the minutes of the meeting.

     Section 4.10 QUORUM. A majority of the authorized number of directors, or, in the event that a flexible number of directors is authorized by the Articles of Incorporation or these Bylaws, a majority of the exact authorized number of directors, shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by the Articles of Incorporation, these Bylaws or applicable law.

     Section 4.11 PARTICIPATION IN MEETINGS BY TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors or committee by means of telephone conference or similar communications by which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 4.12 ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

     Section 4.13 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors under the Articles of Incorporation, these Bylaws, or under applicable law, may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing, before or after the action, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all directors. All written consents must be filed with the Secretary.

     Section 4.14 FEES AND COMPENSATION. By resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed to any director for the director's services and any director may participate in a stock option plan. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

     Section 4.15 LIMITATION OF LIABILITY. No officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director; provided, however, that this Section 4.15 shall not eliminate or limit the liability of an officer or director to the extent provided by applicable law for: (a) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law; or (b) authorizing the unlawful payment of any dividend or other distribution in violation of Section 78.300 of the Nevada Revised Statutes. The limitation of liability provided herein shall continue after an officer or director has ceased to occupy such position as to acts or omissions occurring during such officer's or director's term or terms of office, and no amendment or repeal of this Section 4.15 shall apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such officer or director occurring prior to such amendment or repeal.

     Section 4.16 INDEMNIFICATION; ADVANCEMENT OF EXPENSES. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Corporation shall pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should by ultimately determined that he/she is not entitled to be indemnified by the Corporation authorized by Nevada law.

     The indemnification and advancement of expenses provided by or granted pursuant to this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Any amendment to or repeal of any of the provisions in this Section 4.16 shall not adversely affect any right or protection of an officer or director of the Corporation for or with respect to any act or omission of such officer or director occurring prior to such amendment or repeal.

     Section 4.17 INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law.

     Section 4.18 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article IV.

     Section 4.19 POWERS OF DIRECTORS. The Board of Directors may, except as otherwise provided or required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     Section 4.20 COMMITTEES. The Board of Directors, by resolution passed by a majority of the whole Board, may from time to time designate committees of the Board of Directors, including, without limitation, Executive, Nominating, Audit and Compensation Committees with such lawfully delegable powers and duties as the Board of Directors may confer, to serve at the pleasure of the Board of Directors and shall, for those committees and any other provided herein, elect one or more directors to serve on such committees. Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, each committee may fix its own rules of procedure and shall hold its meetings as provided by such rules.


                                   ARTICLE V
                                   OFFICERS

     Section 5.1 OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. The Corporation may also have, at the discretion of the Board of Directors, one or more executive vice presidents or vice presidents, one or more assistant treasurers, one or more assistant secretaries, and such other officers as may be designated from time to time by the Board of Directors. Any number of offices may be held by the same person. Officers, other than the Chairman of the Board of Directors, need not be directors.

     Section 5.2 ELECTION. The officers of the Corporation, except those officers as may be appointed in accordance with the provisions of Section 5.3 or
Section 5.5 of this Article V, shall be elected annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed as set forth in Section 5.4 or otherwise be disqualified to serve, or the officer's successor shall be elected and qualified; provided that officers may be elected at any time by the Board of Directors, or, as permitted by
Section 5.3 of this Article V, appointed by the Chairman of the Board of Directors or the Chief Executive Officer, for the purpose of initially filling an office or filling a newly created or vacant office.

     Section 5.3 SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the Chairman of the Board of Directors or Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for the term, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     Section 5.4 REMOVAL AND RESIGNATION. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority vote of the outstanding stock or a majority of the Directors in office at the time, at any regular or special meeting of the stockholders or the Board of Directors, or, unless otherwise specified by the Board of Directors, by the Chairman of the Board Directors or any other officer upon whom a general or special power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Secretary and, in the case of the Secretary, to the President. Any resignation shall take effect at the earlier of fourteen (14) days after receipt of the notice or upon acceptance thereof by the Board of Directors.

     Section 5.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     Section 5.6 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be such officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws. If there is not a Chief Executive Officer, the Chairman of the Board of Directors shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers duties prescribed in Section 5.7 of Article V of these Bylaws.

     Section 5.7 CHIEF EXECUTIVE OFFICER. Subject to the control of the Board of Directors and the Chairman of the Board of Directors, the Chief Executive Officer shall have the general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the Board of Directors and the stockholders. Except as expressly stated otherwise in these Bylaws, the Chief Executive Officer shall be ex officio a member of all standing committees of the Board of Directors, including the Executive Committee, if any. The Chief Executive Officer shall have all the powers and shall perform all of the duties which are ordinarily inherent in the office of Chief Executive Officer of a corporation, and he or she shall have such further powers and shall perform such further duties as may as prescribed for him or her by the Board Directors.

     Section 5.8 PRESIDENT. In the absence or disability of the Chief Executive Officer, or if there be none, the President shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. The President shall have such other duties as from time to time may be prescribed for him or her by the Board of Directors.

     Section 5.9 VICE PRESIDENTS. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, the President or the officer, if any, senior to the President, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall have such other powers and perform such other duties as may be prescribed for them respectively by the Board of Directors, the President, the officer, if any, senior to the President or these Bylaws.

     Section 5.10 SECRETARY. The Secretary shall keep or cause to be kept, at the registered office, the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at meetings of the stockholders, and the proceedings thereof. The Secretary shall be responsible for authenticating records of the Corporation.

     The Secretary shall keep or cause to be kept, in any form permitted by law, at the registered office, the principal executive office or at the office of the Corporation's transfer agent, a stock register, or a duplicate stock register, revised at least annually, showing the names of the stockholders and their residence addresses and the number and classes of shares held by each stockholder. If the share register or a duplicate share register is located at a place other than the registered office of the Corporation, the Secretary shall file a certificate with the resident agent located at the registered office setting out the name of the custodian of the stock ledger or a duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors and written consents in lieu thereof required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or these Bylaws.

     After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of a stockholders meeting, which is arranged by voting group and class, and shows the address and number of shares held by each stockholder. The list must be available for inspection by any stockholder, for any purpose germane to the meeting, beginning ten (10) business days before the meeting and continue to be available throughout the meeting at the place indicated in the meeting notice in the city where the meeting will be held.

     Section 5.11 ASSISTANT SECRETARIES. It shall be the duty of the assistant secretaries to assist the Secretary in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the Board of Directors, the Secretary or these Bylaws.

     Section 5.12 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Corporation. He or she shall receive and deposit all moneys and other valuables belonging to the Corporation in the name and to the credit of the Corporation and shall disburse the same only in such manner as the Board of Directors or the appropriate officer of the Corporation may from time to time determine, shall render to the Board of Directors, the Chairman of the Board of Directors, and the Chief Executive Officer whenever any of them may request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall perform such further duties as the Board of Directors or the Chairman of the Board of Directors may require.

     Section 5.13 TREASURER. The Treasurer shall assist the Chief Financial Officer in the performance of his or her duties and generally such other duties as may be delegated to him or her by the Board of Directors, the Chief Financial Officer or these Bylaws.

     Section 5.14 ASSISTANT TREASURERS. It shall be the duty of the assistant treasurers to assist the Treasurer in the performance of his or her duties and generally to perform such other duties as may be delegated to them by the Board of Directors, the Chief Financial Officer, the Treasurer or these Bylaws.

     Section 5.15 CORPORATE BANK ACCOUNTS. Bank accounts in the name of the Corporation may be opened without the approval of the Board of Directors if opened with the consent of both the Chief Executive Officer and the Chief Financial Officer. The Chief Financial Officer shall inform the Board of Directors of any bank account opened by the Chief Executive Officer and Chief Financial Officer pursuant to the authority granted in this section at the next meeting of the Board of Directors.

     Section 5.16 TRANSFERS OF AUTHORITY. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided a majority of the Board of Directors concurs.


                                  ARTICLE VI
                                 MISCELLANEOUS

     Section 6.1 RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a time in the future, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more an sixty (60) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record on that date shall be entitled to notice of and to be at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the sixty (60) day period.

     Section 6.2 INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, and minutes of proceedings of the stockholders and directors shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interest as a stockholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection shall be made in writing upon the President, Secretary, Assistant Secretary or General Manager of the Corporation.

     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

     Section 6.3 CHECKS, DRAFTS, ETC. All checks, drafts, bonds, bills of change, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 6.4 CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contacts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the Chairman of the art of Directors, Chief Executive Officer or the President (or any vice president) and by the Secretary (or any assistant secretary) or the Treasurer or any assistant treasurer). The Board of Directors may, however, authorize any one (1) of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures for any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or the Board of Directors in accordance with these Bylaws.

     Section 6.5 LOST CERTIFICATES OF STOCK. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that act by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the stockholder's legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

     Section 6.6 REPRESENTATION OF SHARES. The Chairman of the Board of Directors, Chief Executive Officer, the President (or any vice president) and the Secretary (or any assistant secretary) of this Corporation are each authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted to these officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other Corporation or Corporations may be exercised either by these officers in person or by any persons authorized so to do by proxy or power of attorney duly executed by these officers.

     Section 6.7 INSPECTION OF BYLAWS. The Corporation shall keep in its registered office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.


                                  ARTICLE VII
                                  AMENDMENTS

     Section 7.1 POWER OF STOCKHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the Corporation, unless a greater number is required by law, by the Articles of Incorporation or by these Bylaws.

     Section 7.2 POWER OF DIRECTORS. Subject to the right of stockholders as provided in Section 7.1 of this Article VII to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors.